 Exhibit 99.1

AssetMark Reports $78.9B Platform Assets for First Quarter 2021

CONCORD, Calif., May 4, 2021 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended March 31, 2021.

First Quarter 2021 Financial and Operational Highlights

•	Net loss for the quarter was $8.9 million, or $0.13 per share.

•	Adjusted net income for the quarter was $22.2 million, or $0.30 per share, on total revenue of $119.0 million.

•	Adjusted EBITDA for the quarter was $34.1 million, or 28.6% of total revenue.

•	Platform assets increased 40.8% year-over-year and 5.9% quarter-over-quarter to $78.9 billion, aided by quarterly record net flows of $1.9 billion and market impact net of fees of $2.4 billion. Year-to-date annualized net flows as a percentage of beginning-of-year platform assets were 10.3%.

•	More than 4,300 new households and 194 new producing advisors joined the AssetMark platform during the first quarter. In total, as of March 31, 2021 there were over 8,400 advisors (approximately 2,600 were engaged advisors) and over 190,900 investor households on the AssetMark platform.

•	We realized 21.8% annualized production lift from existing advisors for the first quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“AssetMark had a very strong first quarter, a testament to living our mission and executing on our strategy. We grew through the pandemic, and are beginning to see an acceleration in our growth as we enter a post-pandemic world,” said AssetMark CEO Natalie Wolfsen. “First quarter net flows were a record $1.9 billion and annualized net flows as percentage of beginning of period assets are over 10%. We realized record revenue and adjusted EBTIDA in the first quarter, while continuing to drive scale in the business. We are making great progress on our 2021 strategic priorities, maintaining a strong financial position and will be returning to in-person events soon. These will help us continue to attract new advisors, accelerate organic growth and gain market share.”

First Quarter 2021 Key Operating Metrics

	1Q21	1Q20	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	74,520	61,608	21.0%
Net flows (millions of dollars)	1,927	1,834	5.1%
Market impact net of fees (millions of dollars)	2,433	(9,477)	NM
Acquisition impact (millions of dollars)	0	2,060	NM
Platform assets (at period-end) (millions of dollars)	78,880	56,025	40.8%
Net flows lift (% of beginning of year platform assets)	2.6%	3.0%	(40	)bps
Advisors (at period-end)	8,477	8,477	0.0%
Engaged advisors (at period-end)	2,611	2,138	22.1%
Assets from engaged advisors (at period-end) (millions of dollars)	71,635	48,793	46.8%
Households (at period-end)	190,915	176,681	8.1%
New producing advisors	194	217	(10.6%)
Production lift from existing advisors (annualized %)	21.8%	23.3%	(150	bps)
Assets in custody at ATC (at period-end) (millions of dollars)	57,778	38,770	49.0%
ATC client cash (at period-end) (millions of dollars)	2,497	2,991	(16.5%)

Financial metrics:
Total revenue (millions of dollars)	119	115	3.6%
Net income (loss) (millions of dollars)	(8.9)	2.7	NM
Net income (loss) margin (%)	(7.5%)	2.4%	(990	bps)
Capital expenditure (millions of dollars)	8.2	6.5	26.4%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	34.1	28.4	20.2%
Adjusted EBITDA margin (%)	28.6%	24.7%	390	bps
Adjusted net income (millions of dollars)	22.2	17.7	25.2%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its first quarter 2021 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: May 4, 2021

•	Time: 2:00 p.m. PT; 5:00 p.m. ET

•	Phone: Listeners can pre-register for the conference call here: http://www.directeventreg.com/registration/event/6587667. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•	Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from May 4, 2021.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $78.9 billion in platform assets as of March 31, 2021 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is expected to be filled on May 7, 2021. Additional information is also available in our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,831	$70,619
Restricted cash	11,000	11,000
Investments, at fair value	12,263	10,577
Fees and other receivables, net	8,459	8,891
Income tax receivable, net	17,178	8,596
Prepaid expenses and other current assets	13,088	13,637
Total current assets	137,819	123,320
Property, plant and equipment, net	8,187	7,388
Capitalized software, net	69,392	68,835
Other intangible assets, net	654,286	655,736
Operating lease right-of-use assets	24,512	27,496
Goodwill	338,848	338,848
Other assets	2,294	1,965
Total assets	$1,235,338	$1,223,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,434	$2,199
Accrued liabilities and other current liabilities	32,602	43,694
Total current liabilities	34,036	45,893
Long-term debt, net	75,000	75,000
Other long-term liabilities	17,241	16,302
Long-term portion of operating lease liabilities	29,976	31,820
Deferred income tax liabilities, net	149,500	149,500
Total long-term liabilities	271,717	272,622
Total liabilities	305,753	318,515
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,459,255 shares issued and outstanding as of March 31, 2021 and December 31, 2020)	72	72
Additional paid-in capital	883,858	850,430
Retained earnings	45,655	54,571
Total stockholders’ equity	929,585	905,073
Total liabilities and stockholders’ equity	$1,235,338	$1,223,588

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Asset-based revenue	$115,813	$105,650
Spread-based revenue	2,606	7,951
Other revenue	587	1,289
Total revenue	119,006	114,890
Operating expenses:
Asset-based expenses	36,094	35,015
Spread-based expenses	676	1,289
Employee compensation	67,302	43,497
General and operating expenses	17,489	19,365
Professional fees	4,260	3,831
Depreciation and amortization	9,471	8,409
Total operating expenses	135,292	111,406
Interest expense	771	1,627
Other expense, net	(15)	50
Income (loss) before income taxes	(17,042)	1,807
Provision benefit from income taxes	(8,126)	(929)
Net income (loss)	(8,916)	2,736
Net comprehensive income (loss)	$(8,916)	$2,736
Net income (loss) per share attributable to common stockholders:
Basic	(0.13)	0.04
Diluted	(0.13)	0.04
Weighted average number of common shares outstanding, basic	70,422,306	67,142,459
Weighted average number of common shares outstanding, diluted	70,422,306	69,317,261

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,916)	$2,736
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,471	8,409
Interest	190	78
Deferred income taxes	—	522
Share-based compensation	33,428	13,188
Changes in certain assets and liabilities:
Fees and other receivables, net	(710)	(1,835)
Prepaid expenses and other current assets	804	944
Accounts payable, accrued liabilities and other current liabilities	(11,028)	(12,909)
Income tax receivable, net	(8,582)	(1,884)
Net cash provided by operating activities	14,657	9,249
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of WBI OBS Financial, LLC, net of cash received	—	(18,404)
Purchase of investments	(1,363)	(1,014)
Sale of investments	151	—
Purchase of property and equipment	(231)	(416)
Purchase of computer software	(8,002)	(6,095)
Net cash used in investing activities	(9,445)	(25,929)
Net change in cash, cash equivalents, and restricted cash	5,212	(16,680)
Cash, cash equivalents, and restricted cash at beginning of period	81,619	105,341
Cash, cash equivalents, and restricted cash at end of period	$86,831	$88,661
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$464	$365
Interest paid	$577	$1,547
Non-cash operating activities:
Non-cash changes to right-of-use assets	$(2,263)	$38,495
Non-cash changes to lease liabilities	$(2,263)	$39,839

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•	costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies;

•	in communications with our board of directors concerning our financial performance; and

•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;

•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and

•	the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months ended March 31, 2021 and 2020 (unaudited).

	Three Months Ended March 31,		Three Months Ended March 31,
(in thousands except for percentages)	2021	2020	2021	2020
Net income (loss)	$(8,916)	$2,736	(7.5)%	2.4%
Provision for (benefit from) income taxes	(8,126)	(929)	(6.8)%	(0.8)%
Interest income (loss)	(25)	(482)	(—)%	(0.4)%
Interest expense	771	1,627	0.6%	1.4%
Amortization/depreciation	9,471	8,409	8.0%	7.3%
EBITDA	(6,825)	11,361	(5.7)%	9.9%
Share-based compensation(1)	33,428	13,188	28.0%	11.5%
Reorganization and integration costs(2)	4,496	103	3.8%	0.1%
Acquisition expenses(3)	2,817	3,577	2.3%	3.1%
Business continuity plan(4)	72	96	0.1%	0.1%
Office closures(5)	121	—	0.1%	—
Other expenses	(15)	50	(—)%	—
Adjusted EBITDA	$34,094	$28,375	28.6%	24.7%

(1)	“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)	“Reorganization and integration costs” includes costs related to the departure of our former chief executive officer (“CEO”), our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.

(4)	“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three months for the three months ended March 31, 2021 and 2020, broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$33,428	$—	$33,428	$13,188	$—	$13,188
Reorganization and integration costs(2)	2,207	2,289	4,496	105	(2)	103
Acquisition expenses(3)	716	2,101	2,817	1,132	2,445	3,577
Business continuity plan(4)	—	72	72	96	—	96
Office closures(5)	—	121	121	—	—	—
Other expenses	—	(15)	(15)	—	50	50
Total adjustments to adjusted EBITDA	$36,351	$4,568	$40,919	$14,521	$2,493	$17,014

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	28.0%	—	28.0%	11.5%	—	11.5%
Reorganization and integration costs(2)	1.9%	1.9%	3.8%	0.1%	—	0.1%
Acquisition expenses(3)	0.6%	1.7%	2.3%	1.0%	2.1%	3.1%
Business continuity plan(4)	—	0.1%	0.1%	0.1%	—	0.1%
Office closures(5)	—	0.1%	0.1%	—	—	—
Other expenses	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	30.5%	3.8%	34.3%	12.7%	2.1%	14.8%

(1)	“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit, stock option, and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)	“Reorganization and integration costs” includes costs related to the departure of our former chief executive officer, our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(3)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.

(4)	“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(5)	“Office closures” represents one-time expenses related to closing facilities.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•	costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•	amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months ended March 31, 2021 and 2020 (unaudited).

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$(8,916)			$2,736
Acquisition-related amortization(1)	$—	$5,108	5,108	$—	$5,108	5,108
Expense adjustments(2)	2,922	4,568	7,490	1,332	2,493	3,825
Share-based compensation	33,428	—	33,428	13,188	—	13,188
Tax effect of adjustments(3)	(687)	(14,250)	(14,937)	(346)	(6,804)	(7,150)
Adjusted net income	$35,663	$(4,574)	$22,173	$14,174	$797	$17,707

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.

(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.

(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Oliver Hays

MSR Communications for AssetMark, Inc.

oliver@msrcommunications.com

SOURCE: AssetMark Financial Holdings, Inc.